Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant

   Name of Subsidiary
     and Name under                                                                                I.R.S. Employer
    Which Subsidiary                                                                               Identification
   Transacts Business     State of Incorporation                Address of Subsidiary                  Number
-----------------------   -----------------------           --------------------------------       ----------------
                                                            341 North Main Street
First Bank (1)                North Carolina                Troy, North Carolina  27371-0508          56-0132230

Montgomery Data Services,                                   355 Bilhen Street
Inc.                          North Carolina                Troy, North Carolina  27371-0627          56-1421914


First Bancorp Financial                                     341 North Main Street
Services, Inc.                North Carolina                Troy, North Carolina  27371-0508          56-1597887

(1) First Bank wholly owns two subsidiaries 1) First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931)